Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT


      We consent to the inclusion in this Registration Statement on Form SB-2 Amendment No. 2 (Registration No. 333-37879) of our report dated February 4, 1998 (with respect to Note H March 26, 1998 and Note N March 28, 1998) on our audit of the financial statements of Capital Growth Holdings, Ltd. (the "Company"), as of December 31, 1997 and for the year ended December 31, 1997 and for the period February 26, 1996 (inception) through December 31, 1996. We also consent to the reference to our firm under the caption "Experts."


/s/ Richard A. Eisner & Company, LLP
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    Richard A. Eisner & Company, LLP

New York, New York
April 15, 1998